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                                                                    EXHIBIT 23.1

              ERNST & YOUNG LLP, CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 and S-3) pertaining to (a) the Stock Option Plan, (b) the 1996 Stock Plan,
(c) the 1996 Employee Stock Purchase Plan, and (d) the registration of 712,500 shares of common stock previously issued to be resold by Selling Stockholders of our report dated July 12, 1996, except for Note 5, as to which the date is July 17, 1996, except for Note 5, as to which the date is July 17, 1996, with respect to the financial statements of CompuRAD, Inc. included in its Registration Statement on Form SB-2 (No. 333-5296-LA) as of June 30, 1996 and December 31, 1995 and December 31, 1994, and for the six months ended June 30, 1996 and for each of the three years in the period ended December 31, 1995, filed with the Securities and Exchange Commission.

                                     /s/ ERNST & YOUNG LLP



Tucson, Arizona
March 20, 1997